EXECUTION VERSION

INCENTIVE UNITS AGREEMENT

This INCENTIVE UNITS AGREEMENT (this “Agreement”) dated as of October 31, 2012 (the “Date of Grant”), provides for the granting of Class B Units in Signal Genetics, LLC, a Delaware limited liability company (the “Company”), to Samuel D. Riccitelli (the “Executive”), an employee of the Company.

In connection with the Executive’s employment by the Company, the Company has determined that the Executive is to be granted Class B Units of the Company on the terms and subject to the conditions hereinafter provided.

Capitalized terms used herein and not defined are used herein with the same meaning ascribed to such terms in the Amended and Restated Limited Liability Company Agreement of the Company dated as of January 1, 2011, as amended, supplemented or otherwise modified and in effect from time to time (the “LLC Agreement”).

1.          Number of Incentive Units; Adjustments: Period of Agreement.

(a)          Contingent upon the Executive executing this Agreement, the Company hereby grants to the Executive 22,725 Class B Units (the “Incentive Units”), subject to the terms and subject to the conditions set forth herein and in the LLC Agreement (the “Award”).

(b)          The term of this Agreement shall commence on the Date of Grant and terminate with respect to all or the portion of the Incentive Units specified at the time and in the manner provided in Section 3 below. Upon the termination of this Agreement with respect to all or any portion of the Incentive Units, all rights of the Executive hereunder with respect thereto shall cease.

2.          Vesting. Subject to Section 3 of this Agreement and the Company closing on funding of at least $25,000,000 (the “Initial Capital Raise”), the Executive’s Incentive Units shall become vested for the purposes hereof and the LLC Agreement in accordance with the following schedule; provided that upon each such date or event, except as expressly provided herein, the Executive is then employed by the Company and has not received a notice of termination from the Company:

(a)	Time based vesting:

Vesting Date	Vesting in Rights
The closing of the Initial Capital Raise	7,575 Class B Units
6 months after the closing of the Initial Capital Raise	3,787.5 Class B Units
12 months after the closing of the Initial Capital Raise	3,787.5 Class B Units
18 months after the closing of the Initial Capital Raise	3,787.5 Class B Units
24 months after the closing of the Initial Capital Raise	3,787.5 Class B Units

(b)          Notwithstanding the foregoing, in the event that a Change in Control (as defined in below) occurs after the Initial Capital Raise, the Executive shall become fully vested in all of the Incentive Units. Notwithstanding anything in this Agreement to the contrary, under no circumstances will the Incentive Units be eligible for acceleration of vesting prior to Initial Capital Raise during the first 90 days of Executive’s employment with the Company. If, after the first 90 days of Executive’s employment with the Company but prior to the last day of the Initial Capital Raise Period, the Executive’s employment with the Company is terminated by the Company without Cause (as defined in the Employment Agreement) pursuant to Section 3.1 B of the Employment Agreement, or by the Executive for Good Reason (as defined in the Employment Agreement) pursuant to Section 3.1 D of the Employment Agreement, then upon such termination, the first portion of the Incentive Units to be granted to Executive (i.e., 7,575 Class B Units) shall be accelerated for vesting and Executive shall retain such portion of Executive’s Incentive Units, subject to the Company’s right to repurchase the Executive’s Incentive Units pursuant to Section 3(c) of this Agreement.

(c)          “Change in Control” shall mean (i) the sale of all or substantially all of the assets of the Company, (ii) the dissolution or liquidation of the Company, or (iii) any merger, share exchange, consolidation or other reorganization or business combination of the Company if immediately after such transaction persons who hold over 50% of the voting equity of the surviving entity are not persons who held the voting equity of the Company immediately prior to such transaction.

3.          Termination.

(a)          If the Executive’s employment with the Company is terminated for Cause (as defined in that certain Employment Agreement by and between the Executive and the Company, of even date herewith (the “Employment Agreement”)) pursuant to Section 3.1 A of the Employment Agreement, all of the Executive’s Incentive Units shall immediately terminate and revert to the Company, whether vested or not vested.

(b)          If the Executive’s employment with the Company is terminated (i) by the Company without Cause pursuant to Section 3.1 B of the Employment Agreement, or (ii) by the Executive for Good Reason (as defined in the Employment Agreement) pursuant to Section 3.1 D of the Employment Agreement, subject to the Company’s right to repurchase the Executive’s Incentive Units pursuant to Section 3(c) of this Agreement, then upon such termination, the Executive shall retain the portion of Executive’s Incentive Units into which the Executive shall have vested pursuant to Section 2 hereof on or prior to such termination of employment, and the unvested portion of Executive’s Incentive Units shall immediately terminate and revert to the Company.

(c)          For a period of one hundred eighty (180) days following the time when the employee-employer relationship between the Executive and the Company is terminated for any reason, including, but not by way of limitation, a termination by resignation, discharge by the Company without Cause, death, disability or retirement, but excluding a termination where there is a simultaneous reemployment (or entry into a consulting arrangement of any type with the Executive) by the Company (such termination (a “Termination of Employment”), the Company may elect, but shall not be required, to redeem or to designate one or more Persons to purchase the vested Incentive Units held by the Executive or his successor in interest thereunder (the “Call Right”). The Call Right shall be exercised by written notice (“Call Notice”) to the Executive on or prior to the last date on which the Call Right may be exercised by the Company. The redemption price for Incentive Units payable by the Company or its designee upon exercise of the Call Right (collectively referred to as the “Redemption Price”) shall be the value of such Incentive Units on the date of the Call Notice, as determined in good faith by a qualified third party selected by the Board of Managers. The redemption pursuant to the exercise of a Call Right shall take place on the later of (i) the date specified by the Company which shall in no event be later than ninety (90) days following the date of the Call Notice and (ii) within ten (10) days following the receipt by the Company of all necessary governmental approvals. On such date, the Executive shall transfer the Incentive Units subject to the Call Notice to the Company or its designee, free and clear of all liens and encumbrances, by delivering to the Company any certificates or other documents (if any) representing the Incentive Units duly endorsed for transfer to the Company or accompanied by a power duly executed in blank or such other instrument or conveyance or cancellation of such Incentive Units, in each case reasonably acceptable to the Company, and the Company or its designee shall pay to the Executive the Redemption Price. The Company and the Executive each shall use its or its reasonable efforts to expedite all proceedings contemplated hereunder to obtain a determination of the Redemption Price at the earliest practicable date. The Call Right shall terminate upon the consummation of the Company’s first underwritten public offering of its equity securities under the Securities Act of 1933, as amended.

4.          Non-Transferability of Incentive Units. Except as otherwise provided in the LLC Agreement, Executive’s Incentive Units and this Agreement shall not be transferable, other than to Executive’s spouse, children, siblings, parents and other indirect lineal ancestors and descendants, and trusts or other estate planning entities established for their exclusive benefit, and by will or by the laws of descent and distribution; provided that the transferee executes and delivers such documents as may be reasonably required by the Company in order for the transferee to be bound by this Agreement and the LLC Agreement. Except to the extent provided above or in the LLC Agreement, Executive’s Incentive Units may not be assigned, transferred, pledged, hypothecated or disposed of in any way (whether by operation of law or otherwise) and shall not be subject to execution, attachment or similar process. Any attempted assignment, transfer, pledge, hypothecation or other disposition of Executive’s Incentive Units contrary to the provisions hereof or the LLC Agreement shall be null and void and without effect.

5.          Representations, Warranties, Covenants, and Acknowledgments. The Executive hereby represents, warrants, covenants, acknowledges and agrees that:

(a)          Investment. The Executive is holding the Award for his or her own account, and not for the account of any other person. The Executive is holding the Award for investment and not with a view to distribution or resale thereof except in compliance with applicable laws regulating securities.

(b)          Relation to Company. The Executive is presently an employee of, or consultant to, the Company and in such capacity has become personally familiar with the business of the Company.

(c)          Access to Information. The Executive has had the opportunity to ask questions of, and to receive answers from, the Company with respect to the terms and conditions of the transactions contemplated hereby and with respect to the business, affairs, financial conditions, and results of operations of the Company.

(d)          Registration. The Executive understands that the Incentive Units have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), and the Incentive Units cannot be transferred by the Executive unless such transfer is registered under the Securities Act or an exemption from such registration is available. The Company has made no agreements, covenants or undertakings whatsoever to register the transfer of the Incentive Units under the Securities Act. The Company has made no representations, warranties, or covenants whatsoever as to whether any exemption from the Securities Act, including, without limitation, any exemption for limited sales in routine brokers’ transactions pursuant to Rule 144 of the Securities Act, will be available.

(e)          Public Trading. None of the Company’s securities is presently publicly traded, and the Company has made no representations, covenants or agreements as to whether there will be a public market for any of its securities.

(f)          Tax and Legal Advice. The Executive has had the opportunity to seek the advice of counsel and other personal advisors and acknowledges that the Company has provided no advice or made any warranties or representations to the Executive with respect to the income tax consequences of the transactions contemplated by this Agreement or the economic or other impacts to Executive of the arrangements contemplated hereby. The Executive is in no manner relying on the Company or its representatives for an assessment of such tax, legal, economic or other consequences.

(g)          Authority: Conflicts. Executive represents and warrants that: (a) Executive has full power and authority to execute and deliver, and to perform all of Executive’s obligations under, this Agreement; and (b) neither the execution and delivery nor the performance of this Agreement will result directly or indirectly in a violation or breach of (i) any agreement or obligation by which Executive is or may be bound or (ii) any law, rule or regulation that is binding upon or applicable to Executive.

(h)          Survival. The representations, warranties and covenants contained in Sections 5 and 6 of this Agreement shall survive the later of the date of execution and delivery of this Agreement or the issuance of the Award.

6.          Section 83(b) Election. The Executive hereby acknowledges that he has sought the advice of his own tax consultants in connection with the grant ofthe Incentive Units and the advisability of filing of an election (the “Election”) with the Internal Revenue Service, within thirty (30) days of the date of issuance of Incentive Units, pursuant to Section 83(b) of the Internal Revenue Code (the “Code”). THE EXECUTIVE ACKNOWLEDGES THAT IT IS THE EXECUTIVE’S SOLE RESPONSIBILITY AND NOT THE COMPANY’S TO FILE TIMELY THE ELECTION UNDER SECTION 83(b) OF THE CODE, EVEN IF THE EXECUTIVE REQUESTS THE COMPANY OR ITS REPRESENTATIVE TO MAKE THIS FILING ON THE EXECUTIVE’S BEHALF.

7.          LLC Agreement. Executive has received a copy of the LLC Agreement and agrees that he or she has become a party to the LLC Agreement and is subject to all of the terms and provisions of the LLC Agreement as a “Member” thereunder.

8.          Failure to Enforce Not a Waiver. The failure of the Company to enforce at any time any provision of this Agreement shall in no way be construed to be a waiver of such provision or of any other provision hereof.

9.          Governing Law. This Agreement shall be governed by and construed according to the laws of the State of Delaware.

10.         Waiver Of Jury Trial. EACH OF THE PARTIES HERETO HEREBY VOLUNTARILY AND IRREVOCABLY WAIVES TRIAL BY JURY IN ANY ACTION OR OTHER PROCEEDING BROUGHT IN CONNECTION WITH THIS AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY. NO PARTY HAS AGREED WITH OR REPRESENTED TO ANY OTHER PARTY THAT THE PROVISIONS OF THIS SECTION WILL NOT BE FULLY ENFORCED IN ALL INSTANCES.

11.         Consent To The Non-Exclusive Jurisdiction Of The Courts Of Delaware.

(a)          EACH OF THE PARTIES HERETO HEREBY CONSENTS TO THE NON-EXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF DELAWARE AND THE UNITED STATES DISTRICT COURT FOR THE DISTRICT OF DELAWARE, AS WELL AS TO THE JURISDICTION OF ALL COURTS TO WHICH AN APPEAL MAY BE TAKEN FROM SUCH COURTS, FOR THE PURPOSE OF ANY SUIT, ACTION OR OTHER PROCEEDING ARISING OUT OF, OR IN CONNECTION WITH, THIS AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY, INCLUDING, WITHOUT LIMITATION, ANY PROCEEDING RELATING TO ANCILLARY MEASURES IN AID OF ARBITRATION, PROVISIONAL REMEDIES AND INTERIM RELIEF, OR ANY PROCEEDING TO ENFORCE ANY ARBITRAL DECISION OR AWARD.

(b)          EACH OF THE PARTIES HERETO HEREBY EXPRESSLY WAIVES ANY AND ALL OBJECTIONS SUCH PARTY MAY HAVE TO VENUE, INCLUDING, WITHOUT LIMITATION, THE INCONVENIENCE OF SUCH FORUM, IN ANY OF SUCH COURTS. IN ADDITION, EACH OF THE PARTIES CONSENTS TO THE SERVICE OF PROCESS BY PERSONAL SERVICE OR ANY MANNER IN WHICH NOTICES MAY BE DELIVERED IN ACCORDANCE WITH ARTICLE 12 OF THE LLC AGREEMENT.

12.         Counterpart Execution; Telecopies. This Agreement may be executed in any number of counterparts, each of which, when so executed and delivered, shall be an original, but all of which together shall constitute one agreement binding on the parties thereto. Transmission by telecopier of an executed counterpart of this Agreement shall be deemed to constitute due and sufficient delivery of such counterpart.

13.         Source of Draftsmanship. This Agreement constitutes the product of the negotiation of the parties hereto and the enforcement hereof shall be interpreted in a neutral manner, and not more strongly for or against any party based upon the source of the draftsmanship hereof.

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IN WITNESS WHEREOF, the Company has executed this Incentive Units Agreement on the day and year first above written.

Dated: 10/18/12	SIGNAL GENETICS, LLC

	By:	/s/ Bennett S. LeBow
Bennett S. LeBow
Manager

The undersigned hereby accepts, and agrees to, all terms and provisions of the foregoing Incentive Units Agreement.

Dated: Oct. 18, 2012	EXECUTIVE

	By:	/s/ Samuel D. Riccitelli
Samuel D. Riccitelli

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